Exhibit 10.10

EMPLOYEE INCENTIVE STOCK AGREEMENT

THIS EMPLOYEE INCENTIVE STOCK AGREEMENT (the “Agreement”) is made and entered effective the          day of                     , 200    , by and between PETROHAWK ENERGY CORPORATION, a Delaware corporation (the “Company”), and                                   (the “Employee”).

WHEREAS, to carry out the purposes of the Company’s AMENDED AND RESTATED 2004 EMPLOYEE INCENTIVE PLAN, as amended (the “Plan”), the Company desires to issue shares of the common stock of the Company to the Employee pursuant to the terms of this Agreement and the Plan (“Incentive Stock”).

NOW THEREFORE, in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and the Employee hereby agree as follows:

1.                                       Grant.  The Company hereby grants to Employee                                  (              ) shares of Incentive Stock (the “Shares”) on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference.

2.                                       Vesting.  The legal ownership of the Shares shall vest immediately upon the execution of this Agreement by both Employee and the Company.

3.                                       Stock Certificates.  Upon execution of this agreement by the Company and Employee, a certificate representing the Shares shall be registered in the name of Employee and delivered to Employee.

4.                                       Withholding of Tax.  To the extent that the granting of the Shares results in compensation income to the Employee for federal or state income tax purposes, Employee shall pay to the Company (in cash or to the extent permitted by the Committee, shares of common stock of the Company held by the Employee whose value is equal to the amount of the Employee’s tax withholding liability as determined by the Committee) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Shares.  The Company, to the extent permitted by law, has the right to deduct from any payment of any kind otherwise due to the Employee from the Company any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.

5.                                       Securities Law.  Employee agrees that the Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Employee also agrees (i) that the certificates representing the Shares may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, and (ii) that the Company may refuse to register the transfer of such Shares on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

6.                                       No Rights to Continued Employment.  Nothing contained in this Agreement shall confer upon the Employee the right to continue as an employee of the Company.

7.                                       Representations and Warranties of Employee.  The Employee represents and warrants to the Company as follows:

(a)                                  The Employee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.  The Employee acknowledges that there may be adverse tax consequences upon the granting of the Shares or disposition of the Shares, and that the Employee should consult a tax adviser prior to such time.

(b)                                 The Employee agrees to sign such additional documentation as may reasonably required from time to time by the Company in connection with this Agreement.

8.                                       Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.

9.                                       Governing Laws.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

10.                                 Modification.  This Agreement may not be modified except in writing signed by the parties hereto or their respective successors and permitted assigns.

11.                                 Headings.  The headings of paragraphs in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or alter any of the provisions of this Agreement.

12.                                 Defined Terms. Except as otherwise provided in this Agreement, or unless the context clearly indicates otherwise, capitalized terms used but not defined in this Agreement have the definitions as provided in the Plan.  In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

PETROHAWK ENERGY CORPORATION

By:
Name:
Title:

EMPLOYEE

Print Name:

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